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                                                                    Exhibit 10.6

                           NORTH LILY MINING COMPANY
                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT, effective this 10th day of April, 1996, is by and between NORTH LILY MINING COMPANY, a Utah corporation (the "Company") and
W. Gene Webb ("Employee")and supercedes any and all other Employment Agreements.

          WHEREAS, Employee has been employed by the Company and has developed considerable familiarity with and expertise in mining operations; and

          WHEREAS, Employee is expected to continue to make a major contribution to the profitability, growth, and financial strength of the Company; and

          WHEREAS, the Company considers the continued services of Employee to be in the best interest of the Company and its shareholders and desires to assure the continued services of Employee on behalf of the Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company; and

          WHEREAS, in accordance with the preceding paragraph, it is the desire of the Company that it provide the maximum possible benefit to Employee under tax and other applicable laws in the event of Employee's termination due to a change in control; and

          WHEREAS, Employee is willing to remain in the employ of the Company upon the understanding that the Company will provide income security upon the terms and subject to the conditions contained herein if Employee's employment is terminated voluntarily for good reason or involuntarily by the Company without good reason; and

          WHEREAS, Employee and the Company desire to provide for Employee's employment by the Company upon the terms and conditions set forth in this Employment Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:
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          1.  Employment.  The Company hereby agrees to employ Employee and
Employee hereby agrees to serve the Company as Director and Executive Vice President or in any other position consistent with Employee's status, to which he may hereafter be elected or appointed during the Employment Term (as hereinafter defined).

          2. Employment Term. Employee's employment hereunder shall be for a term of five years commencing on April 10, 1996 unless earlier terminated pursuant to Sections 4, 5, and 13 of this Employment Agreement (the "Employment Term").

          3. Responsibilities. During the Employment Term, Employee shall render such services to the Company and its affiliates as are reasonably required by the Board of Directors of the Company and as may be required by virtue of the office(s) and positions held by Employee.

          4. Incapacity. If during the Employment Term, Employee is prevented from performing duties or fulfilling responsibilities by reason of any incapacity or disability for a continuous period of six months, then the Company, in its sole and absolute discretion, may consider such incapacity or disability to be permanent and may, upon 90 days' written notice to Employee, terminate Employee's employment hereunder, but Employee shall continue to be eligible to receive any benefits to which he may be entitled under the terms of the Company's long-term disability plan for its employees. In the event of such disability, the Company shall pay Employee full compensation under Section 6 hereof until such termination.

          5. Death. The Employment Term, unless terminated earlier, shall automatically terminate on the last day of the month in which the death of Employee occurs.

          6. Compensation. Compensation for all services rendered pursuant to this Employment Agreement, the Company agrees to pay Employee a gross salary equal to at least $120,000 per year (the "Salary"), plus benefits, which shall include health and disability insurance, keyman life insurance and retirement plan. The Company will also make available to the Employee an annual cash bonus, Employee can elect to receive up to 50% of his annual cash bonus in common stock. The Company will provide equity grants which shall include an incentive and non-qualified stock option plan and a

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restricted share option plan. The Compensation Package is subject to Annual
Review in amounts to be agreed upon by the Company and the Employee.

          7. Expenses. (a) During the Employment Term, the Company shall allow Employee reasonable travel, business entertainment, and other business expenses incurred in the performance of his duties hereunder, subject to the rules and regulations adopted by the Company for the handling of such business expenses. The Company will reimburse Employee for all such expenses upon presentation by him, from time to time, of an itemized account of such expenses.

          (b) To the extent permitted by the Company's articles of incorporation and applicable corporate law, the Company will reimburse Employee or his estate for all reasonable and necessary legal expenses and costs incurred by him or his estate in the defense of any and all cases, claims, or controversies arising out of any representations, omissions, acts, or failures to act, as the case may be, by Employee made in his capacity as promoter, agent, employee, officer, or director of the Company, whether or not such representations, omissions, act, or failures to act were authorized by the Company. The Company's duty under this paragraph shall commence on the date of this Agreement and shall continue forever without regard to whether Employee is employed by the Company. The Company shall reimburse Employee or his estate for such legal expenses and costs within 30 days of receipt of written evidence of such legal expenses.

          8. Other Benefits. During the Employment Term, the Company shall provide Employee with the same insurance and other benefits that the Company makes available to other similarly situated employees.

          9. Best Efforts. During the Employment Term, Employee shall devote full time and best efforts to the performance of all responsibilities to the Company and its affiliates and to further the businesses and interests of the Company and its affiliates.

         10. Conflicts of Interest. The Company acknowledges that Employee has extensive experience and numerous contacts in the mining business. To reduce the potential for conflicts of interest which may arise between Employee and the Company, Employee shall afford the Company, with respect to opportunities which may come to

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his attention involving mineral properties, the right of first refusal to undertake such opportunities on the same terms and conditions as shall be bona fide offered by third parties. In addition, should Employee propose to become involved in other mining activities or businesses, he shall disclose to the Board of Directors of the Company, prior to entering into any such transac tions the terms and conditions of any such proposed transactions.

    11. Confidentiality Covenant. Employee agrees while employed by the Company and thereafter for a period of two years not, directly or indirectly, to disclose or use to the detriment of the Company or any of its affiliates (the term "affiliates" as used in this Employment Agreement is understood to mean subsidiaries, and parent and brother/sister corporations of the Company and any other entities over which the Company has at least 50% control) or for the benefit of any other person or firm any confidential informa tion or trade secrets which are not readily available in the public domain of the Company or any of its affiliates. Employee shall not, while employed by the Company or thereafter for a period of two years, directly or indirectly, induce, advise, recommend to, or participate in any effort to induce, any officer or employee of the Company or any of its affiliates. Furthermore, Employee shall deliver promptly to the Company upon termination of employment, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, formulas, and other documents (and all copies thereof) relating to the business of the Company or any of its affiliates and all property associated therewith, then possessed or under the control of Employee.

    12. Remedies for Breach. Employee acknowledges that the legal remedies for breach of the covenants contained in Sections 10 or 11 are inadequate, and therefore agrees that, in addition to any or all other remedies available to the Company and its affiliates in the event of a breach or a threatened breach of any covenant contained in Sections 10 or 11, the Company or any of its affili ates may:

          (a) Obtain preliminary and permanent injunctions against any and all such actions, and

          (b) Seek to recover from Employee monetary damages to the Company or its affiliates arising from such breach or threatened breach and all costs and expenses (including attorneys' fees)

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incurred by the Company or any of its affiliates in enforcement of such covenants.

    13.  Grounds for Termination of Employment.  In the event that Employee:

          (a) commits any material breach of the Employment Agreement or substantially fails to perform duties hereunder, and such breach or failure to perform results in, or is a material factor contributing to, a significant adverse change in the business of the Company or any of its affiliates, their businesses or reputations (other than by reason of his death or disability);

          (b) commits any dishonest, unethical, fraudulent, or felonious act in respect to duties either to the Company or any of its affiliates;

          (c) commits any willful malfeasance or gross negligence (in the discharge of duties to the Company or any of its affiliates) having a material adverse effect on the Company or any of its affiliates, their businesses, or reputations; or

          (d) fails to perform duties to the Company or any of its affiliates without cause or explanation;

then the Company shall give written notice to Employee specifying the default and stating that if such default is not cured to the satisfaction of the Board of Directors of the Company within five business days, employment will be terminated. The Employment Term shall terminate automatically five business days after the date notice is given if the default has not been cured to the satisfac tion of the Company.

    14. Effect of Termination of the Employment Term. Upon the termination of Employee's employment pursuant to Section 13 hereof, the parties' obligations hereunder, except as set forth in Sections 7(b) and 11 hereof, shall terminate; provided, however, that rights and remedies accruing prior to such termination or arising out of the breach of this Employment Agreement shall survive. In the event of a material, unexcused breach by the Company of its obligations hereunder which breach has not been cured within a reasonable time period (which shall not be less than 15 business days) after Employee has given written notice to the Board of

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Directors of the Company specifying such breach in detail and demanding cure, the parties' obligations hereunder, except as set forth in Sections 7(b) and 11 hereof, shall terminate; provided, however, that rights and remedies accruing prior to such terminat ion or arising out of the breach of this Employment Agreement shall survive.



    15. Termination Benefits. The Company agrees to pay to Employee the Termination Benefits specified herein if

          (a) control of the Company is acquired (as defined in Section 16(a) hereof) and

          (b) within three years after the acquisition of control occurs (i) the Company terminates the employment of Employee for any reason other than the causes specified in Section 13 hereof, death, Employee's attainment of age 65, or total and permanent disability, or (ii) Employee voluntarily terminates employment for good reason (as defined in Section 16(b) hereof).

          If Employee is entitled to Termination Benefits pursuant to this
Section 15, the Company agrees to pay to Employee as termina tion compensation in a lump-sum payment within five business days of the termination of Employee's employment an amount to be computed by multiplying (i) Employee's average annual cash compensation payable by the Company which was included in the gross income of Employee for the most recent three calendar years (or for such shorter period that Employee has been employed by the Company) ending coincident with or immediately before the date on which control of the Company is acquired (or such portion of such period during which Employee was an employee of the Company), by
(ii) 300%. (iii) The Company shall pay all health and disability insurance for a period of 18 months or until the employee is able to secure another policy equal to existing policy and pay any and all keyman life insurance in full and assign the policy to employee, (iv) The Company shall pay for the exercise of any and all outstanding stock options held by the employee and any cash bonuses due to the employee. For purposes of this Agreement, employment and compensation paid by any direct or indirect subsidiary of the Company will be deemed to be employment and

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compensation paid by the Company.  If Employee has not been employed for at least three full years by the Company, cash compensation paid within the last three years for less than a full year shall be used in the foregoing computation on an annualized basis.

    16.  Definitions.

       (a) As used in this Agreement, the "acquisition of control" means

          (i) attaining ownership of 25% or more of the shares of voting stock of the Company by any person or group (other than a person or group including Employee or with whom or which Employee is affiliated), or

          (ii) the occurrence of a "change of control" required to be described under the proxy disclosure rules of the Securi ties and Exchange Commission.

       (b) As used in this Agreement, the term "good reason" means, without Employee's written consent,

          (i) a change in status, position, or responsibilities which, in Employee's reasonable judgment, does not represent a promotion from existing status, position, or responsibili ties as in effect immediately prior to the change in control; the assignment of any duties or responsibilities which, in Employee's reasonable judgment, are inconsistent with such status, position, or responsibilities; or any removal from or failure to reappoint or re-elect Employee to any of such positions, except in connection with the termination for total and permanent disability, death, or the causes specified in Section 13 hereof, or by him other than for good reason;

          (ii) a reduction by the Company in Employee's base salary as in effect on the date hereof or as the same may be in creased from time to time during the term of this Agreement or the Company's failure to increase (within twelve months of Employee's last increase in base salary) Employee's base salary after a change in control in an amount which at least equals, on a percentage basis, the average percentage increase

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    in base salary for all executive and senior officers of the Company effected in the preceding twelve months;

          (iii) the relocation of the Company's principal executive offices to a location outside the San Bruno/San Francisco metropolitan area or the relocation of Employee by the Company to any place other than the location at which Employee performed duties prior to a change in control, except for required travel on the Company's business to an extent substantially consistent with business travel obligations at the time of a change in control;

          (iv) the failure of the Company to continue in effect any incentive, bonus, or other compensation plan in which Employee participates, including but not limited to the Company's stock option and restricted stock plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), evidenced by Employee's written consent, has been made with respect to such plan in connection with the change in control, or the failure by the Company to continue Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce participation therein;

          (v) the failure by the Company to continue to provide Employee with benefits substantially similar to those enjoyed or entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans at the time of a change in control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Employee of any material fringe benefit enjoyed or entitled to at the time of the change in control, or the failure by the Company to provide the number of paid vacation and sick leave days to which Employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;

          (vi) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement;

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          (vii) any purported termination of Employee's employment which is not effected pursuant to Section 19 hereof; and for purposes of this Agreement, no such purported termination shall be effective; or

          (viii) any request by the Company that Employee partici pate in an unlawful act or take any action constituting a breach of Employee's professional standard of conduct.

Notwithstanding anything in this Section 16(b) to the contrary, Employee's right to terminate the employment pursuant to this Section 16(b) shall not be affected by incapacity due to physical or mental illness.

    17. Enforcement of Agreement. The Company is aware that upon the occurrence of a change in control the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny Employee the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that Employee not be required to incur the expenses associated with the enforce ment of any rights under this Agreement by litigation or other legal action, nor be bound to negotiate any settlement of any rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to Employee hereunder. Accordingly, if following a change in control it should appear to Employee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Employee the benefits entitled to be provided to Employee hereunder, and that Employee has complied with all obligations under this Agreement, the Company irrevocably authorizes Employee from time to time to retain counsel of Employee's choice, at the expense of the Company as provided in this Section 17, to represent Employee in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any director,

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officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Employee entering into an attorney-client relationship with such counsel, and in that connection the Company and Employee agree that a confidential relationship shall exist between Employee and such counsel. The reasonable fees and expenses of counsel selected from time to time by Employee as hereinabove provided shall be paid or reimbursed to Employee by the Company on a regular, periodic basis upon presenta tion by Employee of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $500,000. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from Employee for such expenses.

    18. Severance Pay; No Duty to Mitigate. The amounts payable to Employee under this Agreement shall not be treated as damages but as severance compensation to which Employee is entitled by reason of termination of employment in the circumstances contem plated by this Agreement. The Company shall not be entitled to set off against the amounts payable to Employee of any amounts earned by Employee in other employment after termination of employment with the Company, or any amounts which might have been earned by Employee in other employment had other such employment been sought.

    19. Notice of Termination. Any purported termination by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 27 hereof. For purposes of this Agreement, a "Notice of Termina tion" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

    20. Internal Revenue Code. Anything in this Agreement to the contrary notwithstanding, in the event that the independent

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auditors of the Company determine that the payment by the Company to or for the benefit of Employee, whether paid or payable pursuant to the terms of this Agreement, would be nondeductible by the Company for federal income tax purposes because of the Internal Revenue Code, then the amount payable to or for the benefit of Employee pursuant to this Agreement (the "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this
Section 20, the "Reduced Amount" shall be the amount which maximizes the amount payable without causing the payment to be nondeductible by the Company.

    21. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, personal representatives, successors, and assigns, but neither this Agreement nor any right hereunder may be assigned or transferred by either party hereto, any beneficiary, or any other person, nor be subject to alienation, anticipation, sale, pledge, encumbrance, execution, levy, or other legal process of any kind against Employee, his beneficiary, or any other person. Notwithstanding the foregoing, the Company will assign this Agreement to any corporation or other business entity succeeding to substantially all of the business and assets of the Company by merger, consolidation, sale of assets, or otherwise and shall obtain the assumption of this Agreement by such successor.

    22. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. All representations, promises, and prior or contemporane ous understandings among the parties with respect to the subject matter hereof are merged into and expressed in this Agreement, and any and all prior agreements between the parties with respect to the subject matter hereof are hereby cancelled.

    23. Amendment. This Agreement shall not be amended, modified, or supplemented without the written agreement of the parties at the time of such amendment, modification, or supplement.

    24. Governing Law. This Agreement shall be governed by and subject to the laws of the state of California.

    25. Severability. The invalidity or unenforceability of any particular provision of this particular Agreement shall not affect the other provisions, and this Agreement shall be construed in all

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respects as if such invalid or unenforceable provision has not been contained herein.

    26. Captions. The captions in this Agreement are for convenience and identification purposes only, are not an integral part of this Agreement, and are not to be considered in the interpretation of any part hereof.

    27. Notices. Except as specifically set forth in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid, addressed to his residence in the case of Employee, or to its principal office in the case of the Company, or to such other address as shall be furnished in writing by any party to the others.

    28. Waivers. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision or condition of this Agreement to be performed by such other party shall be deemed to be a valid waiver unless such waiver is in writing or, even if in writing, shall be deemed to be a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 "Company"
                                 NORTH LILY MINING COMPANY


                                 By: /s/Stephen E. Flechner
                                    ----------------------------


                                 "Employee"
                                 W. Gene Webb

                                      /s/W. Gene Webb
                                      -------------------------------
8:employmt.agt

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